April 28, 2006

Gerardo Canet
37 Christopher Road
Bedford Corners, NY 10549

Dear Jerry:

         This is to confirm the discussions that we have had regarding section
20.1 of your amended employment agreement dated June 6, 2005 (the "Agreement"). Per our discussions, said section is hereby deleted in its entirety and the following substituted therefore:

              20.1 In consideration of your serving as a consultant to the Company you will be paid One Hundred Twenty-Five Thousand ($125,000.00) Dollars annually in monthly installments of Ten Thousand Four Hundred Sixteen Dollars and Sixty-Seven Cents ($10,416.67) for each year of the Term for a total of Three Hundred Seventy-Five Thousand Dollars ($375,000.00); provided, however, the first payment, which will be in the amount of One Hundred thirty-five Thousand Four Hundred Sixteen Dollars ($135,416.67), will be paid to you on January 2, 2007. Thereafter, you will paid monthly installments on the first of the month for the next twenty-three months in the amount of Ten Thousand Four Hundred Sixteen Dollars and Sixty-Seven Cents ($10,416.67), with the last payment to you on December 1, 2008. As a consultant to the Company, you agree to provide consulting services as requested by the then CEO, but in no event will you be asked to provide consulting services for more than 4 days during any one-month period during the Term for routine consulting services. In the event you are asked to assist with a project outside routine consulting services or you are asked to provide more than 4 days of consulting services during a month, you will be compensated at a rate of $1,500 per diem for such project or days in excess of the 4 days of routine consulting services.

              The payments provided for in this paragraph 20.1 are to be paid irrespective of your serving as Chairman of the Board.


         All provisions of the Agreement not in conflict with this amended section 20.1 remain in full force and effect. If the foregoing amended section
20.1 accurately reflects our understanding, please sign a copy of this letter where indicated below and return the same to Jay Higham.

Gerardo Canet
April 28, 2006
Page 2 of 2
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         Upon execution of this amendment, we will cause a Form 8-K to be filed with the Securities and Exchange Commission.




Sincerely,

/s/Elizabeth E. Tallett
   -----------------------------------------------
   Elizabeth E. Tallett, Chairperson
   Compensation Committee, Board of Directors
   IntegraMed America, Inc.

/s/Jay Higham
   -----------------------------------------------
   Jay Higham, President & CEO


         ***************************************************************

Foregoing accepted and agreed to:

/s/Gerardo Canet
   -----------------------------------
   Gerardo Canet